Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(Jurisdiction of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
400 South Hope Street Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

ALLIANT TECHSYSTEMS INC.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-1672694 (I.R.S. employer identification no.)

Alliant Techsystems Operations LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-4026908 (I.R.S. employer identification no.)

ATK Commercial Ammunition Company Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-2022465 (I.R.S. employer identification no.)

ATK Commercial Ammunition Holdings Company Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-4048077 (I.R.S. employer identification no.)

ATK Launch Systems Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2678716 (I.R.S. employer identification no.)

ATK Space Systems Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0517898 (I.R.S. employer identification no.)

Caliber Company
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-4146620 (I.R.S. employer identification no.)

Eagle Industries Unlimited, Inc.
(Exact name of obligor as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	43-1255338 (I.R.S. employer identification no.)

Eagle Mayguez, LLC
(Exact name of obligor as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	26-1285554 (I.R.S. employer identification no.)

Eagle New Bedford, Inc.
(Exact name of obligor as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	26-1274585 (I.R.S. employer identification no.)

Federal Cartridge Company
(Exact name of obligor as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0252320 (I.R.S. employer identification no.)

Savage Arms, Inc.
 (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0246017 (I.R.S. employer identification no.)

Savage Range Systems, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0335415 (I.R.S. employer identification no.)

Savage Sports Corporation
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3294159 (I.R.S. employer identification no.)

Savage Sports Holdings, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1548956 (I.R.S. employer identification no.)

1300 Wilson Boulevard, Suite 400 Arlington, Virginia (Address of principal executive offices)	22209 (Zip code)

Subordinated Debt Securities
and Guarantees of Subordinated Debt Securities
(Title of the indenture securities)

1.           General information.  Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219
Federal Reserve Bank	San Francisco, CA 94105
Federal Deposit Insurance Corporation	Washington, DC 20429
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.
A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 30th day of August, 2013.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Lawrence Dillard
Name: Lawrence Dillard
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business June 30, 2013, published in accordance with Federal regulatory authority instructions.

ASSETS	Dollar amounts in thousands

Cash and balances due from
depository institutions:
Noninterest-bearing balances and currency and coin	3,555
Interest-bearing balances	243
Securities:
Held-to-maturity securities	0
Available-for-sale securities	706,791
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold	80,200
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases,
net of unearned income	0
LESS: Allowance for loan and
lease losses	0
Loans and leases, net of unearned
income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	4,961
Other real estate owned	0
Investments in unconsolidated
subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	144,885
Other assets	144,427
Total assets	$1,941,375

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LIABILITIES	Dollar amounts in thousands

Deposits:
In domestic offices	541
Noninterest-bearing	541
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness
and obligations under capitalized
leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	249,025
Total liabilities	249,566
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,667
Not available
Retained earnings	566,137
Accumulated other comprehensive income	3,005
Other equity capital components	0
Not available
Total bank equity capital	1,691,809
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,691,809
Total liabilities and equity capital	1,941,375

I, Cherisse Waligura, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Cherisse Waligura                                )           CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Frank P. Sulzberger, Director	)	Directors (Trustees)
William D. Lindelof, Director	)

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